Exhibit 10.5
















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                              AMENDED AND RESTATED

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                           GEORGE FOREMAN VENTURES LLC

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                              AMENDED AND RESTATED
                       LIMITED LIABILITY COMPANY AGREEMENT
                                       OF
                           GEORGE FOREMAN VENTURES LLC


            This AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (this "Agreement") of George Foreman Ventures LLC (the "Company") is made as of August 15, 2005, by and among the Persons whose names are set forth on Schedule A as the members, as such Schedule may be amended pursuant to the terms hereof (each, a "Member" and, collectively, the "Members").

            In consideration of the covenants and conditions set forth in this Agreement, the parties agree as follows:

                             W I T N E S S E T H:
                             - - - - - - - - - -

            WHEREAS, on August 11, 2005, a Certificate of Formation of the Company was filed with the Secretary of State of the State of Delaware;

            WHEREAS, MM executed a counterpart of that certain Limited Liability Company Agreement of the Company, dated as of August 11, 2005 (such agreement, the "Original Agreement"), and was admitted to the Company as a Member in accordance with the terms thereof;

            WHEREAS, concurrently with, and as a condition to, the execution and delivery of this Agreement, the Company, on the one hand, and George Foreman ("GF") and George Foreman Productions, Inc. ("GFPI"), on the other hand, are entering into an assignment agreement, in substantially the form attached hereto as Exhibit A (the "Assignment Agreement"), and a services agreement, in substantially the form attached hereto as Exhibit B (the "Services Agreement"); and

            WHEREAS, the Members desire for their mutual benefit to enter into this Agreement to amend, restate and supersede the Original Agreement;

            NOW, THEREFORE, in consideration of the premises, the mutual promises and obligations contained herein, and with the intent of being legally bound, the parties hereto agree as follows:

                                   ARTICLE 1

                              CERTAIN DEFINITIONS

            For purposes of this Agreement, the following terms shall have the following respective meanings:

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            1.1 Act: Limited Liability Company Act of the State of Delaware, as
amended from time to time.

            1.2 Adjusted Capital Account Deficit: With respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

                (i) Credit to such Capital Account any amounts which such Member is obligated to contribute to the Company (pursuant to the terms of this Agreement or otherwise) or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulation Section 1.704-2(g)(1) or Regulation Section 1.704-2(i)(5), as applicable; and

                (ii) Debit to such Capital Account the items described in Regulation Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

            The foregoing definition of "Adjusted Capital Account Deficit" is intended to comply with Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

            1.3 Affiliate: With respect to a specified Person, any other Person that directly or indirectly, through one or more intermediaries, has control of, is controlled by, or is under common control with, such specified Person. For purposes of this definition, the term "control" (including the terms "controlling," "controlled by" and "under common control with") means the possession, direct or indirect, of the power to direct or cause the direction of the management or policies of a Person whether through the ownership of voting securities, by contract or otherwise.

            1.4 Agreement: Has the meaning set forth in the preamble hereto.

            1.5 Assignment Agreement: Has the meaning set forth in the recitals.

            1.6 Assignor Royalty(ies): Has the meaning set forth in the Assignment Agreement.

            1.7 Available Cash: Cash available for Distribution to the Members in respect of any fiscal year of the Company, after giving effect to all expenses payable in respect of such year (including, without limitation, the amount of the Assignor Royalty payable to GF and GFPI under the Assignment Agreement and the total amount of compensation payable to GFPI under the Services Agreement) and after making adequate provisions for all necessary reserves.

            1.8 Board: Has the meaning set forth in Section 3.1(a) hereof.

            1.9 Bonus: Has the meaning ascribed to such term in the Services Agreement.

            1.10 Capital Accounts: The capital accounts of the Members, maintained in accordance with Article 4 hereof.

            1.11 Capital Contributions: With respect to any Member, the amount of cash and the Gross Asset Value (net of liabilities secured by such property that the Company is


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considered to assume or take subject to the under Code Section 752) of any property contributed to the capital of the Company by such Member, as set forth on Schedule A, as such Schedule may be amended from time to time.

            1.12 Capitalization: As of any date, the amount equal to the sum of
(x) the average, over the preceding five (5) trading days, of the result obtained by multiplying (i) the number of shares of Common Stock issued and outstanding as of such trading day by (ii) the higher of the daily closing sale price or bid price on such trading day of the Common Stock (as reported on the principal securities exchange or quotation system on which the Common Stock is then listed or admitted for trading) and (y) the fair market value of all outstanding equity securities of MM, if any, other than Common Stock, as determined in good faith by the board of directors of MM.

            1.13 Certificate of Formation: Has the meaning set forth in Section
2.1 hereof.

            1.14 Code: The Internal Revenue Code of 1986, as amended from time to time, and the corresponding provisions of succeeding law.

            1.15 Common Stock. The common stock of MM, par value $0.01 per share.

            1.16 Company: Has the meaning set forth in the preamble hereto.

            1.17 Company Minimum Gain: Has the meaning set forth in Regulation
Section 1.704-2(d).

            1.18 Company Nonrecourse Deductions: Has the meaning set forth in Regulation Section 1.704-2(b)(1) and 1.704-2(c).

            1.19 Company Percentage: With respect to the Traditional Licensing Business, the Company Percentage for the Members shall be as follows: fifty percent (50%) in the case of MM, and fifty percent (50%), in the aggregate, in the case of GF and GFPI, allocated, in the case of GF and GFPI, in proportion to their respective Capital Contributions as reflected on Schedule A attached hereto. With respect to the Non-Traditional Businesses, the Company Percentage for the Members shall be as follows: eighty-five percent (85%) for MM, and fifteen percent (15%), in the aggregate. for GF and GFPI, allocated, in the case of GF and GFPI, in proportion to their respective Capital Contributions as reflected on Schedule A attached hereto.

            1.20 Confidential Information: Has the meaning set forth in Section 10.19(a) hereof.

            1.21 Controlled Entity: An entity (x) of which the Company or MM is the managing member, sole general partner or sole director, or (y) which provides Foreman with the same management rights provided to Foreman pursuant to
Section 3 hereof.

            1.22 Covered Person: Has the meaning set forth in Section 8.2 hereof.

            1.23 Depreciation: With respect to each taxable year or other period, an amount equal to the depreciation, amortization, or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset


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differs from its adjusted basis for Federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the Federal income tax depreciation, amortization, or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Federal income tax depreciation, amortization, or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Board, and provided further that no depreciation shall be taken with respect to the Foreman Assets.

            1.24 Director Designee: Has the meaning ascribed to such term in the Investor Rights Agreement.

            1.25 Director Manager Replacement: The person designated by the Director Managers to replace any of them as a Manager of the Company in the event of the resignation, death or removal of any such Director Manager in accordance with Section 3.2(c) hereof. Any such designation shall be in writing, signed by the Director Managers in office at the time such designation is made and delivered to the Board of Managers. The Director Managers may, in their sole and absolute discretion, change such designation at any time or from time to time during their terms of office, by a writing similarly signed and delivered.

            1.26 Director Managers: Seymour Holtzman, an individual, and Efrem Gerszberg, an individual, unless and until either such person has resigned, died or been removed as a Manager of the Company in accordance with Section 3.2(c) hereof; thereafter Director Managers shall mean the remaining Director Manager and the Director Manager Replacement who has succeeded such former Director Manager as a Director Manager.

            1.27 Disability: With respect to a Manager or Designee, such Manager's or Designee's inability to perform the functions of a manager hereunder as a result of a physical or mental condition, disease or injury, which inability has continued, or is substantially likely to continue, for a period of more than thirty (30) days.

            1.28 Disposition (Dispose): Any sale, assignment, exchange, mortgage, pledge, grant, hypothecation, encumbrance, disposition or other transfer, whether absolute or as security (including transfers by operation of law and involuntary transfers).

            1.29 Distributions: Any distributions of cash or other assets of the Company. For purposes of Article 4 (relating to maintenance of Capital Accounts), Article 5 ( to the extent relating to Distributions) and Article 9 (to the extent relating to Distributions Upon Liquidation) of this Agreement, amounts payable in respect of the Assignor Royalty under the Assignment Agreement (after giving effect to any adjustments under Section 4 thereof and Section 5.1(c) hereof) shall be treated as Distributions of cash to GF and GFPI, pro rata in accordance with their respective Company Percentages with respect to the Traditional Licensing Business.

            1.30 Excess Reduction Amount: Has the meaning set forth in Section 5.1(c) hereof.

            1.31 Exchange Act: The U.S. Securities Exchange Act of 1934, as amended.


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            1.32 Foreman: GF and GFPI.

            1.33 Foreman Assets: Collectively, the Indicia Rights and the Marks (as each such term is defined in the Assignment Agreement).

            1.34 Foreman Designee: Has the meaning ascribed to such term in the Investor Rights Agreement.

            1.35 Foreman Manager Replacement: The person designated by the Foreman Managers to replace any of them as a Manager of the Company in the event of the resignation, death or removal of either such Foreman Manager in accordance with Section 3.2(c) hereof. Any such designation shall be in writing, signed by the Foreman Managers in office at the time such designation is made and delivered to the Board of Managers. The Foreman Managers may, in their sole and absolute discretion, change such designation at any time or from time to time during their terms of office, by a writing similarly signed and delivered.

            1.36 Foreman Managers: George Foreman, an individual, and George Foreman, Jr., an individual, unless and until either such person has resigned, died or been removed as a Manager of the Company in accordance with Section 3.2(c) hereof; thereafter Foreman Managers shall mean the remaining Foreman Manager and the Foreman Manager Replacement who has succeeded such former Foreman Manager as a Foreman Manager.

            1.37 GF: Has the meaning set forth in the recitals.

            1.38 GFPI: Has the meaning set forth in the recitals.

            1.39 Gross Asset Value: With respect to any asset of the Company, the asset's adjusted basis for Federal income tax purposes, except as follows:
(i) the initial Gross Asset Value of any asset contributed to the Company by a Member shall be its gross fair market value (taking into account Section 7701(g) of the Code) immediately before such contribution, (ii) the Gross Asset Value of all Company assets shall be adjusted to equal their respective gross fair market values (taking into account Section 7701(g) of the Code), as reasonably determined by the Board, (A) immediately before the acquisition of an additional interest in the Company by any new or existing Member in exchange for more than a de minimis Capital Contribution, and (B) immediately before the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an interest in the Company, in either case if the Board reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Members, and (C) immediately before the liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), (iii) the Gross Asset Value of any asset distributed to a Member shall be adjusted to equal the gross fair market value of such asset on the date of distribution; and (iv) the Gross Asset Value of the Company's assets shall be adjusted in connection with an adjustment under Sections 734(b) or 743(b) of the Code, but only as provided in Regulation Section 1.704-1(b)(2)(iv)(m); provided, however, that the Gross Asset Value shall not be adjusted pursuant to this clause (iv) to the extent the Board determines that an adjustment pursuant to clause (ii) is necessary or appropriate in connection with a transaction that would otherwise require adjustment pursuant to this clause (iv). If the Gross Asset Value of an asset has been determined or adjusted pursuant to clause (i), (ii) or (iv),


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such Gross Asset Value shall thereafter be further adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Profits and Losses.

            1.40 Indemnification Obligation(s): Has the meaning set forth in
Section 8.3 hereof.

            1.41 Indemnified Party(ies): Has the meaning set forth in Section
8.3 hereof.

            1.42 Initial Capital Contribution: With respect to each Member, the aggregate amount of Capital Contributions made to the Company by such Member as of or prior to the date of this Agreement, as set forth opposite such Member's under the column headed "Initial Capital Contribution" on Schedule A hereto.

            1.43 Investor Rights Agreement. That certain investor rights agreement, dated as of the date hereof, by and among MM and the Company, on the one hand, and GF and GFPI, on the other hand.

            1.44 Manager(s): Has the meaning set forth in Section 3.2(a) hereof.

            1.45 Member(s): Has the meaning set forth in the preamble.

            1.46 Member Minimum Gain: As determined in accordance with Regulation Section 1.704-2(i)(3) and 1.704-2(i)(4).

            1.47 Member Nonrecourse Debt: Has the meaning set forth in Regulation Section 1.704-2(b)(4).

            1.48 Member Nonrecourse Deductions: Has the meaning set forth in Regulation Section 1.704-2(i)(2).

            1.49 Membership Interest: The ownership interest of any Member in the Company.

            1.50 MM: MM Companies, Inc., a Member.

            1.51 MM Manager Replacement: The individual who replaces a MM Manager as a director of MM.

            1.52 MM Managers: The individuals serving as directors of MM other than the Director Designees and the Foreman Designees.

            1.53 Net Active Business Income: Has the meaning set forth in the Services Agreement.

            1.54 Net Traditional License Payments: Has the meaning set forth in the Assignment Agreement.

            1.55 Nonrecourse Debt: Any "nonrecourse liability" as defined in Regulation Section 1.752-1(a)(2).


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            1.56 Non-Traditional Businesses: Has the meaning ascribed to such term in the Assignment Agreement.

            1.57 Officer: Has the meaning set forth in Section 3.6(a) hereof.

            1.58 Original Agreement: Has the meaning set forth in the recitals.

            1.59 Permitted Indebtedness: Trade debt, inventory or receivables financing, or other commercial indebtedness incurred by the Company, or indebtedness owed to MM or any entity of which MM or the Company owns at least eighty percent (80%) of the outstanding equity interests.

            1.60 Person: An individual, trust, estate, partnership, joint venture, association, company, corporation or other entity.

            1.61 Profits and Losses: With respect to each taxable year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss, or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

                 (i) Any income of the Company that is exempt from Federal income tax and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be added to such taxable income or loss;

                 (ii) Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulation Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Profits or Losses pursuant to this definition of Profits and Losses shall be subtracted from such taxable income or loss;

                 (iii) In the event the Gross Asset Value of any Company asset is adjusted pursuant to Section 1.39 hereof, (x) any difference between such Gross Asset Value and the prior Gross Asset Value of such asset (as previously adjusted pursuant to Section 1.39 hereof) shall be treated as gain or loss, as the case may be, from the Disposition of such asset for purposes of computing Profits or Losses and (y) in lieu of the depreciation, amortization and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation herein; and

                 (iv) Gain or loss resulting from any Disposition of any Company asset with respect to which gain or loss is recognized for Federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset Disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value.

                 (v) Any items of income, gain, loss, expense, deduction or credit, which are specially allocated hereunder shall not be taken into account in determining Profits and Losses.


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            1.62 Promissory Note: Means that certain demand promissory note, dated as of the date hereof, in the principal amount of $3,500,000, given by MM to the Company as partial consideration for its Membership Interest.

            1.63 Reduction Amount: Has the meaning set forth in Section 5.1(c) hereof.

            1.64 Regulations: Means the Treasury Regulations, final and temporary, promulgated under the Code.

            1.65 Regulatory Allocations: Has the meaning set forth in Section
5.5 hereof.

            1.66 Related Transferee: (a) With respect to any natural person, such natural person's spouse, any lineal ancestor or descendant of such person or spouse, the spouses of such lineal ancestors or descendants, trusts for the benefit of any of the foregoing, a corporation all of the outstanding capital stock of which is at all times solely owned by, a limited liability company all of the members of which are at all times solely, or a partnership all of the partners of which are at all times solely, such natural person and/or any Related Transferee and, in the event of the death of such natural person, such natural person's estate; and (b) with respect to any Person other than a natural person, any Affiliate of such Person.

            1.67 Replacements: The Director Manager Replacements and the Foreman Manager Replacements. Notwithstanding anything in the Agreement to the contrary, each such Manager Replacement shall be reasonably acceptable to the Board; if any such Manager Replacement is not reasonably acceptable to the Board, the Director Managers shall select another Director Manager Replacement, or the Foreman Managers shall select another Foreman Manager Replacement, as the case may be, who is reasonably acceptable to the Board (it being agreed that the individuals named on Schedule A hereto shall be deemed reasonably acceptable to the Board).

            1.68 Securities Act: The U.S. Securities Act of 1933, as amended.

            1.69 Services Agreement: Has the meaning set forth in the recitals.

            1.70 Supermajority in Interest: Members who are record owners in the aggregate of no less than two-thirds (66?%) of the Company Percentages with respect to the Traditional Licensing Business.

            1.71 Tax Distribution: If a Member so elects, the amount payable by the Company to such Member in accordance with Section 5.1(c) hereof in respect of any fiscal year, within ninety (90) days of the close of such year, equal to forty percent (40%) of such electing Member's allocable share (as determined under Section 5.2 hereof) of an amount equal to (x) the Profits for such year that are attributable solely to the Non-Traditional Businesses (before taking into account the second sentence of Section 5.1(c) hereof) less (y) the Losses for all prior years that are attributable solely to the Non-Traditional Businesses and that have not previously offset Profits in accordance with the terms hereof.

            1.72 Traditional Licensing Business: Has the meaning ascribed to such term in the Assignment Agreement.


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            1.73 Transfer: Has the meaning set forth in Section 7.1 hereof.

            1.74 Unreturned Capital Contribution: With respect to any Member, such Member's Capital Contributions to the Company, reduced (but not below zero) by any distributions to such Member pursuant to Section 9.3(a) hereof.

                                   ARTICLE 2

                               GENERAL PROVISIONS

            2.1 Formation. On August 11, 2005, an authorized person in accordance with Section 18-201 of the Act, caused a certificate of formation (the "Certificate of Formation") to be filed in the Office of the Secretary of State of Delaware. The execution, delivery and filing of the Certificate of Formation, and all actions taken in connection with the formation of the Company, are hereby adopted, approved, ratified and confirmed by the Members. The provisions of the Act shall govern the rights and obligations of, and the relationships among, the Members except as modified by the provisions of this Agreement. The Members shall cause the execution, delivery and filing of, any necessary or advisable amendments or restatements to the Certificate of Formation, and any other certificates, notices, statements or other instruments (and any amendments or statements thereof) necessary or advisable for the operation of the Company in all jurisdictions where the Company may elect to do business.

            2.2 Further Action. The Members hereby agree to take any and all action as may be required, from time to time, under the laws of the State of Delaware, to give effect to, and continue in good standing, the Company in each jurisdiction where such qualification or registration is required or desirable as determined by the Board.

            2.3 Name of the Company. The name of the Company shall be "George Foreman Ventures LLC". The business of the Company will be conducted under such name or such other trade names or fictitious names as may be deemed advisable by the Board. The Board in its sole and absolute discretion may change the name of the Company at any time and from time to time. Notification of any such change shall be given to all Members. The Board shall cause to be filed on behalf of the Company such assumed or fictitious name certificate or certificates or other similar documents as may from time to time be required by law for the formation and continuation of the Company as a limited liability company under the laws of Delaware applicable to limited liability companies and the laws of such other states in which the Company is doing business regarding the qualification of foreign limited liability companies.

            2.4 Business of the Company. The business of the Company shall be to do any or all of the following: (i) engage in any lawful act, activity or business in which a limited liability company may legally engage in the State of Delaware, and (ii) make, enter into, perform and carry out any arrangements, contracts or agreements consistent with the foregoing and to do any and all things necessary or incidental to any of the foregoing to carry out and further the business of the Company as contemplated by this Agreement.

            2.5 Place of Business; Registered Agent and Office. The Company's principal place of business is c/o MM Companies, Inc., 100 N. Wilkes-Barre Blvd., 4th Floor, Wilkes-Barre, Pennsylvania 18702, or such other place as the Board may, from time to time,


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determine upon written notice of the change to each Member. The initial address of the Company's registered office in Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808, and its initial registered agent at such address for service of process is the Corporation Service Company.

            2.6 Duration of the Company. The existence of the Company began on August 11, 2005, and shall continue until terminated in accordance with the provisions of Article 9 hereof.

            2.7 Title to Company Property. All property owned by the Company, whether real or personal, tangible or intangible, shall be owned by the Company as an entity, and no Member, individually, shall have any ownership interest in that property.

            2.8 No State-Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Member or Members shall be a partner or joint venturer of any other Member or Members, for any purposes other than federal and, if applicable, state and local tax purposes, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state and local income tax purposes, and each Member and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment and shall exercise commercially reasonable efforts to cause the Company to remain classified as a partnership for federal and, if applicable, state and local income tax purposes.

            2.9 Dealing with Members. The fact that a Member, an Affiliate of a Member, or any officer, director, employee, partner, member, consultant or agent of a Member, is, directly or indirectly, interested in or connected with any Person employed by the Company to render or perform a service, or from or to whom the Company may buy or sell any property or have other business dealings, shall not prohibit a Member from employing such Person or from dealing with such Person on customary terms and at competitive rates of compensation, and neither the Company nor any of the other Members shall have any rights in or to any income or profits derived therefrom.

                                    ARTICLE 3

                                   MANAGEMENT

            3.1 Management by, and Authority of, the Board of Managers.

               (a) Except for decisions as to which Member consent is otherwise expressly required hereby or required by non-waivable provisions of applicable law, (x) the powers of the Company shall be exercised solely by or under the authority of, and the business and affairs of the Company shall be managed solely under the direction of, a board of Managers constituted as provided in Section 3.2(a) hereof (the "Board") and (y) the Board may make all decisions and take all actions for the Company not otherwise expressly provided for in this Agreement, including, without limitation, the following:

                 (i) to maintain the assets of the Company in good order;


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                 (ii) to negotiate, execute, deliver, perform and terminate on behalf and in the name of the Company any and all contracts, deeds, assignments, deeds of trust, leases, subleases, promissory notes and other evidences of indebtedness, mortgages, bills of sale, financing statements, security agreements, easements, stock powers, and any and all other instruments necessary, appropriate or advisable to the business of the Company and the financing thereof;

                 (iii) to borrow money, without limit as to amount, and to secure the payment thereof by mortgage, pledge, or assignment of, or security interest in, all or any part of the assets then owned or thereafter acquired by the Company;

                 (iv) to open and maintain bank and investment accounts and arrangements, to draw checks and other orders for the payment of money and to designate individuals with authority to sign or give instructions with respect to those accounts and arrangements;

                 (v) to collect sums due the Company;

                 (vi) to the extent that funds of the Company are available therefor, to pay debts and obligations of the Company;

                 (vii) to acquire, utilize for Company purposes and Dispose of any asset of the Company;

                 (viii) to select, remove and change the authority and responsibility of lawyers, accountants and other advisers and consultants in connection with the operation of the Company;

                 (ix) to purchase, at the expense of the Company, liability, casualty and other insurance and bonds to protect the Company's properties and assets and the Managers;

                 (x) to institute, defend and settle litigation on behalf of the Company;

                 (xi) to execute any notifications, statements, reports, returns or other filings that are necessary or desirable to be filed with any state or Federal agency, commission or authority;

                 (xii) to determine distributions of cash and other property of the Company as provided in Article 5 hereof; and

                 (xiii) to perform all other duties, have all other powers and do all other things for and on behalf of the Company in all matters necessary, desirable, convenient or incidental to the purpose of the Company.

              (b) The Board may act (x) by resolutions adopted at a meeting of the Board or by written consents pursuant to Section 3.3 hereof, and (y) by delegating power and authority pursuant to Section 3.6 hereof.


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              (c) Each Member acknowledges and agrees that no Manager shall, as a result of being a Manager (as such), be bound to devote all of his or her business time to the affairs of the Company, and that such Manager and such Manager's Affiliates do and will continue to engage for their own account and for the accounts of others in other business ventures.

          3.2 Composition of the Board of Managers.

              (a) Number. The number of managers (each, a "Manager", and collectively, the "Managers") of the Company shall be six (6), each of whom shall serve as a member of the Board. Subject to Sections 3.2(b) and 3.2(c) hereof, the Managers of the Company shall be the two (2) Foreman Managers, two
(2) Director Managers and two (2) MM Managers.

              (b) Term. Foreman Managers and Director Managers shall serve until their resignation, death or removal in accordance with Section 3.2(c)(i) or (ii) hereof. MM Managers shall serve until their death, or their resignation or removal from the Board of Directors of MM, in accordance with Section 3.2(c)(i) or (ii) hereof. Managers need not be Members and need not be residents of the State of Delaware. A Foreman Manager or a Director Manager may resign as such by delivering his or her written resignation to the Company at the Company's principal office addressed to the Board. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

              (c) Removal and Resignation; Vacancies.

                 (i) Subject to clause (iii) below, any Director Manager or Foreman Manager may be removed on account of such Manager's Disability by the other Managers.

                 (ii) In the event of a vacancy on the Board on account of the death, removal or resignation of a Foreman Manager, the Foreman Manager Replacement, immediately and without further action on the part of any Member or Manager of the Company, will fill such vacancy and become a Foreman Manager. In the event of a vacancy on the Board on account of the death, removal or resignation of a Director Manager, the Director Manager Replacement, immediately and without further action on the part of any Member or Manager of the Company, will fill such vacancy and become a Director Manager. In the event of a vacancy on the Board on account of the death of, or the removal or resignation from the Board of Directors of MM of, a MM Manager, the individual who replaces such MM Manager as a director of MM, immediately and without further action on the part of any Member or Manager of the Company, will fill such vacancy and become a MM Manager.

                 (iii) If a successor Manager has filled the vacancy on the Board resulting from the removal of a Manager on account of Disability, such successor Manager shall be removed forthwith upon recovery of the removed Manager from such Disability and the recovered Manager shall be re-appointed as a Manager.

              (d) Reimbursement. The Company shall reimburse the Managers for all out-of-pocket expenses reasonably incurred by the Managers in their capacity as such in the course of their service hereunder, including in connection with attending regular and special meetings of the Board. The Board's determination of which expenses may be reimbursed to a Manager, and the amount of such expenses, shall be conclusive.

              (e) Compensation of Managers. Managers shall receive no compensation for serving in such capacity.

              (f) Reliance by Third Parties. Any Person dealing with the Company, other than a Member, may rely on the authority of the Board or any Director Manager in taking any action in the name of the Company without inquiry into the provisions of this Agreement or compliance herewith, regardless of whether that action actually is taken in accordance with the provisions of this Agreement. Every agreement, instrument or document executed by any Director Manager (or any person authorized by the Board) in the name of the Company with respect to any business or property of the Company shall be conclusive evidence in favor of any Person relying thereon or claiming thereunder that (i) at the time of the execution or delivery thereof, this Agreement was in full force and effect, (ii) such agreement, instrument or document was duly executed according to this Agreement and is binding upon the Company and (iii) such Director Manager or person was duly authorized and empowered to execute and deliver such agreement, instrument or document for and on behalf of the Company.

            3.3 Board Meetings and Actions by Written Consent.

              (a) Quorum; Voting. A majority of the Managers shall constitute a quorum for the transaction of business at any meeting. Except as expressly set forth herein, the action of the majority of the Managers present at a meeting at which a quorum is present shall be the action of the Board of Managers.

              (b) Place; Attendance. Meetings of the Board may be held at such place or places as shall be determined from time to time by resolution of the Board. At all meetings of the Board, business shall be transacted in such order as shall from time to time be determined by resolution of the Board. Attendance of a Manager at a meeting shall constitute a waiver of notice of such meeting, except where a Manager attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

              (c) Time, Place and Notice. Regular meetings of the Board shall be held at such times and places as shall be designated from time to time by resolution of the Board. Notice of such meetings shall not be required.

              (d) Special Meetings. Special meetings of the Board may be called by any Director Manager on at least 24 hours' notice to each other Manager. Such notice need not state the purpose or purposes of, nor the business to be transacted at, such meeting, except as may otherwise be required by law or provided for in this Agreement.

              (e) Action by Written Consent or Telephone Conference. Any action permitted or required by the Act, the Certificate of Formation or this Agreement to be taken at a meeting of the Board may be taken without a meeting if a consent in writing, setting forth the action to be taken, is signed by a majority of the Managers. Such consent shall have the same force and effect as a majority vote at a meeting and may be stated as such in any document or instrument filed with the Secretary of State of Delaware or otherwise, and the execution of such consent shall constitute attendance or presence in person at a meeting of the Board. Subject to the requirements of the Act, the Certificate of Formation or this Agreement for notice of meetings, unless otherwise restricted by the Certificate of Formation, the Managers may participate in and hold a meeting of the Board by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such meeting shall constitute attendance and presence in person at such meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened.

            3.4   Supermajority Voting.

              (a) Notwithstanding Sections 3.3(a) and 3.3(e), without first obtaining the affirmative vote or written consent of at least five (5) Managers, the Company shall not:

                 (i) Effect any merger, consolidation, combination, or any other comparable transaction of the Company with or into any other entity, or any sale, transfer, encumbrance or other disposition of a significant (as such term is defined in the context of "significant subsidiary" in Rule 1-01(w) of Regulation S-X) portion of the assets of the Company;

                 (ii) Incur indebtedness (other than Permitted Indebtedness) that, together with any other indebtedness of the Company (other than Permitted Indebtedness), would cause the aggregate debt of the Company to exceed the greatest of (x) $2,000,000, (y) 20% of the Capitalization of MM or (z) five times the greater of the annual net income of MM or the annual net income of the Company as reflected on the audited income statement of MM or the Company, as the case may be, for its most recently concluded fiscal year;

                 (iii) Issue additional Membership Interests;

                 (iv) Make a demand under the Promissory Note; or

                 (v) Enter into, materially amend, or vote not to extend the term of any employment agreement or comparable arrangements in respect of (a) any executive officer (as defined in Rule 3b-7 promulgated under the Exchange
Act) of the Company, (b) the heads of sales and marketing of the Company, or (c) any person who is a member of the immediate family (as such term is defined in Item 404 of Regulation S-K under the Securities Act) of Seymour Holtzman, GF, or any Manager or executive officer of the Company (provided that the terms of any extension shall remain within the discretion of the Board).

              (b) The Company shall not enter into or materially amend any contract, agreement or other arrangement relating to the use of the Foreman Assets with an entity other than a Controlled Entity, unless the subject matter of such contract, agreement, arrangement or amendment has been approved by at least five (5) members of the Board pursuant to either an affirmative vote or written consent.

            3.5 Foreman Manager Voting. No Foreman Manager shall be entitled to vote on any matter in a way that is inconsistent or divergent with the vote of the Foreman Designees (as such term is defined in the Investor Rights Agreement) on the Board of Directors of MM with respect to the same or any substantially related matter.

            3.6 Delegation of Authority and Duties; Officers.

              (a) Delegation; Designation and Appointment. The Board may, from time to time, delegate to one or more Persons (including any Manager) such authority and duties as the Board may deem advisable in addition to those powers and duties set forth in Section 3.1 hereof. The Board also may assign titles to any Manager or other individual and may delegate to such Manager or other individual certain authority and duties. Any number of titles may be held by the same Manager or other individual. Any delegation pursuant to this Section 3.6(a) may be revoked at any time by the Board. Without limiting the generality of the foregoing, the Board shall appoint a chief executive officer, president, one or more vice presidents (whether executive vice presidents or otherwise) and such other officers, if any, as it determines from time to time (each, an "Officer"). No Officer need be a resident of the State of Delaware, a Member, or a Manager. Any Officers so designated shall have such authority and perform such duties as the Board may, from time to time, delegate to them by resolution, pursuant to a written employment agreement or otherwise. The Board may assign titles to particular Officers. Each Officer shall hold office until his successor shall be duly designated and shall qualify or until his death or until he shall resign or shall have been removed in the manner hereinafter provided. Any number of offices may be held by the same individual. The salaries or other compensation, if any, of the Officers and agents of the Company shall be fixed from time to time by the Board. The Officers, as of the date hereof, are as set forth on Schedule B hereto.

              (b) Duties of Officers. The following Officers, to the extent such Officers have been appointed by the Board, shall have the following duties and such other duties as may be provided by the Board or in such Officer's written employment agreement:

                 (i) Chief Executive Officer. The person who serves as the chief executive officer of the Company shall, except as otherwise determined by the Board, have direct charge of all business operations of the Company and, subject to the control of the Managers, shall have general supervision over the entire business of the Company. The chief executive officer of MM shall serve as the chief executive officer of the Company.

                 (ii) President. Unless the Board otherwise specifies, the president shall be the chief operating officer of the Company. The president shall be vested with all the powers and required to perform all the duties of the chief executive officer in his absence or disability and shall perform such other duties as may be prescribed by the Board. The president of MM shall serve as the president of the Company.

                 (iii) Vice President. Vice president(s) shall be vested with all the powers and required to perform such duties as may be prescribed by the Board, the chief executive officer or the president; provided, however, that if the employment agreement of a particular vice president does not specify that the president may prescribe duties to such vice president, the vice president shall not be required to perform duties prescribed by the president (unless such duties are also prescribed by either the Board or the chief executive officer).

            3.7 Liability of Managers and Officers. The Managers and Officers shall not be liable for the obligations or liabilities of the Company. The failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business or affairs under this Agreement or the Act shall not be a ground for imposing personal liability on any of the Managers or Officers for the obligations or liabilities of the Company.

            3.8 Fiduciary Relationship. To the extent permitted by applicable law, no Member, Manager or Officer shall have any duty (including any fiduciary duty) to the Company or its Members other than as provided in this Agreement, including, without limitation, any fiduciary duty associated with self-dealing or corporate opportunities, so long as such Member, Manager or Officer conducts himself, herself, or itself in a manner consistent with this Agreement.

                                    ARTICLE 4

                   CAPITAL CONTRIBUTIONS; MEMBERSHIP INTERESTS

            4.1 Capital. The capital of the Company shall consist of amounts contributed to the Company pursuant to this Article 4.

            4.2 Capital Contributions. The Capital Contributions of each of the Members are as set forth on Schedule A hereto.

            4.3 Capital Accounts.

              (a) A Capital Account shall be maintained for each Member in accordance with the following provisions:

                 (i) To each Member's Capital Account there shall be credited such Member's Capital Contributions (net of any liabilities assumed or taken subject to by the Company in connection therewith) and such Member's allocable share of Profits and such items of income and gain as are specially allocated to a Member in accordance with the terms of this Agreement.

                 (ii) To each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any Company property (net of any liabilities assumed or taken subject to by such Member in connection therewith) distributed to such Member pursuant to any provision of this Agreement and such Member's allocable share of Losses and such items of expense, deduction and loss as are specially allocated to a Member in accordance with the terms of this Agreement.

                 (iii) In the event any Membership Interest is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Membership Interest.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulation
Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Regulations. In the event that the Board shall determine that it is prudent to modify the manner in which the Capital Accounts, or any debits or credits thereto, are computed in order to comply with such Regulations, the Board may make such modification, provided that it is not likely to have a material effect on the amounts distributable to any Member pursuant to Section 5.1 or Section 9.3 hereof. The Board also shall make any appropriate modifications in the event unanticipated events (for example, the Company making an election under Code Section 754) might otherwise cause this Agreement not to comply with Regulation Section 1.704-1(b).

              (b) No interest shall be paid by the Company on any Capital Contribution or on the balance of any Member's Capital Account. A Member shall not be entitled to demand the return of, or to withdraw, any part of such Member's Capital Contribution or any balance in such Member's Capital Account, or to receive any Distribution, except as provided for in this Agreement. No Member shall be liable for the return of the Capital Contributions of any other Member and no Member shall have any obligation to restore the amount of any deficit in such Member's Capital Account to the Company.

            4.4 Withdrawal of Capital. No Member will be entitled to withdraw all or any part of such Member's Capital Contribution or Capital Account from the Company prior to the Company's dissolution or, if such withdrawal is permitted, to demand a Distribution of property other than money; provided that upon the occurrence of any of the events specified in Section 11(i)-(iv) of the Assignment Agreement (i.e., bankruptcy dissolution), GF and GFPI shall receive a distribution of the Foreman Assets in accordance with the Assignment Agreement and in accordance with Section 9.3 hereof.

            4.5 No Interest on Capital. No Member will be entitled to receive interest on such Member's Capital Account or any Capital Contribution.

            4.6 No Deficit Make-Up. No Member shall be obligated, including on a liquidation of the Company within the meaning of Regulation Section 1.704-1(b)(2)(ii)(g), to restore any negative balance in such Member's Capital Account.

                                    ARTICLE 5

                 DISTRIBUTIONS; ALLOCATIONS OF INCOME AND LOSSES

            5.1 Distributions.

              (a) Except as otherwise provided in this Section 5.1, and Sections 4.4, 9.2 and 9.3 hereof, Distributions of cash or other property of the Company shall be made to the Members, as and when determined in the sole and absolute discretion of the Board, as follows:

                 (i) Distributions with respect to the Traditional Licensing Business shall be made as follows:

                     (A) To GF and GFPI, in proportion to their respective Capital Contributions, an aggregate amount equal to the Assignor Royalty payable in respect of any fiscal year under the Assignment Agreement (after taking into account any adjustments set forth in Section 4 of the Assignment Agreement and Section 5.1(c) hereof), which amount shall be paid pursuant to, and in the time and manner provided in, the Assignment Agreement, but which shall be treated as a Distribution hereunder; and

                     (B) To MM, an amount equal to the Net Traditional License Payments (as such term is defined in the Assignment Agreement), less the Assignor Royalty (after taking into account any adjustments set forth in Section 4 of the Assignment Agreement and Section 5.1(c) hereof), which the Company is entitled to retain under the Assignment Agreement.

                 (ii) Distributions with respect to the Non-Traditional Businesses shall be made to the Members in proportion to their relative Company Percentages with respect to the Non-Traditional Businesses.

              To the extent the Company may be required by law to withhold or to make tax payments on behalf of or with respect to a Member, the Company may withhold such amounts and make such tax payments as so required. All such payments made on behalf of a Member must, at the option of the Board, (x) be promptly repaid to the Company by the Member on whose behalf such payments were made or (y) be repaid by reducing the amount of the current or next succeeding distribution or distributions (including, if necessary, liquidating distributions) that would otherwise have been made to that Member, which reduction amount shall for all purposes of this Agreement be treated as having been distributed to such Member.

              (b) [Intentionally Deleted]

              (c) Notwithstanding anything to the contrary contained in this
Section 5.1, in the event that the Company shall engage in the conduct of Non-Traditional Businesses, the Members shall have the right, to the extent that there is sufficient Available Cash therefor, to receive a Tax Distribution. If and to the extent that GF and/or GFPI, as the case may be, elect to receive such Tax Distribution, but MM elects not to receive such Tax Distribution, then, in addition to such other consequences as are set forth in this Agreement and the Assignment Agreement, the following shall occur in accordance with Section 4 of the Assignment Agreement: (i) first, the amount of the Assignor Royalty that would otherwise be payable to the Assignor under the Assignment Agreement in respect of a given fiscal year of the Company shall be reduced by the amount of the Tax Distribution that GF and/or GFPI have elected to receive (the amount by which the Assignor Royalty is reduced, the "Reduction Amount"); (ii) the Reduction Amount shall be retained by the Company for working capital and other purposes, until such time as the Board shall determine, in its sole and absolute discretion, to distribute cash in an amount equal to the Reduction Amount in accordance with Section 5.1(a)(ii) hereof; (iii) if and to the extent that the Reduction Amount in respect of any fiscal year of the Company should exceed the amount of the Assignor Royalty that would otherwise be payable to GF and GFPI under the Assignment Agreement for such year, such excess (the "Excess Reduction Amount") shall next be applied to reduce up to (but not in excess of) the amount of the Bonus that would otherwise be payable to GFPI under the Services Agreement for such year; and (iv) the Excess

Reduction Amount shall be retained by the Company for working capital and other purposes, until such time as the Board shall determine, in its sole and absolute discretion, to distribute cash in an amount equal to the Excess Reduction Amount in accordance with Section 5.1(a)(ii) hereof. Tax Distributions shall be treated as advances against Distributions to be made to the Members under Section 5.1(a)(ii) hereof.

            5.2 Allocations of Profits. After making the allocations set forth in Section 5.4 hereof, Profits for each fiscal year shall be allocated to the Members in proportion to their relative Company Percentages with respect to the Non-Traditional Businesses.

            5.3 Allocation of Losses. After making the allocations set forth in
Section 5.4 hereof, Losses for each fiscal year shall be allocated to the Members in proportion to their relative Company Percentages with respect to the Non-Traditional Businesses.

            5.4 Special Allocations. Except as otherwise provided, the following special allocations shall be made:

              (a) Gross Income Allocations. Notwithstanding anything to the contrary set forth in Section 5.2 hereof or in the Assignment Agreement, gross income of the Company in respect of any fiscal year shall be specially allocated to the Members in the circumstances and in the amounts set forth below:

                 (i) Gross income shall be allocated to GF and GFPI, pro rata in accordance with their respective Company Percentages with respect to the Traditional Licensing Business, in an amount equal to the Assignor Royalty payable in respect of any fiscal year under the Assignment Agreement (after taking into account any adjustments set forth in Section 4 thereof and Section 5.1(c) hereof), it being intended that for federal, state and local income tax purposes such Assignor Royalty shall be treated as a special allocation of gross income to such Members rather than as a payment to such Members acting in a capacity other than that of a Member under Section 707(a) of the Code;

                 (ii) Gross income shall be allocated to MM in an amount equal to the Net Traditional License Payments (as such term is defined in the Assignment Agreement), less the Assignor Royalty (prior to taking into account any adjustments set forth in Section 4 of the Assignment Agreement and Section 5.1(c) hereof), which the Company is entitled to retain under the Assignment Agreement; and

                 (iii) Gross income shall be allocated to MM in an amount equal to the sum of any Reduction Amount and any Excess Reduction Amount retained by the Company in accordance with Section 4 of the Assignment Agreement and Section 5.1(c) hereof.

              (b) Qualified Income Offset. If a Member unexpectedly receives any adjustments, allocations, or distributions described in Regulation Sections 1.704-l(b)(2)(ii)(d)(4), (5), or (6), or otherwise has an Adjusted Capital Account Deficit as of the end of a taxable year, items of Company income and gain shall be specially allocated to the Member in an amount and manner sufficient to eliminate, to the extent required by the Regulations, the Adjusted Capital Account Deficit of the Member as quickly as possible, provided that an allocation pursuant to this Section 5.4(b) shall be made only if and to the extent that such Member would have an

Adjusted Capital Account Deficit after all other allocations provided for in this Article 5 have been tentatively made as if this Section 5.4(b) were not in the Agreement.

              (c) Minimum Gain Chargeback. Notwithstanding the preceding provisions of this Article 5, except as otherwise provided in Regulation Section 1.704-2(f), if there is a net decrease in the Company Minimum Gain during a fiscal year, each Member with a share of Company Minimum Gain shall be allocated items of Company income and gain for that year (and, if necessary, subsequent years), in accordance with Regulation Sections 1.704-2(f) and 1.704-2(j)(2)(i), in an amount equal to such Member's share of the net decrease in the Company Minimum Gain. This Section 5.4(c) is intended to comply with the minimum gain chargeback requirement in Regulation Section 1.704-2(f) and shall be interpreted consistently therewith.

              (d) Member Minimum Gain Chargeback. Notwithstanding any other provision of this Article 5, except as otherwise provided in Regulation Section 1.704-2(i)(4), if there is a net decrease in the Member Minimum Gain during a fiscal year, after the allocation required by Section 5.4(c), but prior to any other allocation for the year, each Member with a share of the Member Minimum Gain shall be allocated items of Company income and gain for that year (and, if necessary, subsequent years), in accordance with Regulation Section 1.704-2(j)(2)(ii), in an amount equal to such Member's share of the net decrease in the Member Minimum Gain. This Section 5.4(d) is intended to comply with the partner minimum gain chargeback requirement in Regulation Section 1.704-2(i)(4) and shall be interpreted consistently therewith.

              (e) Company Nonrecourse Deductions. Company Nonrecourse Deductions for each fiscal year shall be allocated among the Members in proportion to their respective Company Percentages.

              (f) Member Nonrecourse Deductions. Notwithstanding anything to the contrary herein, Member Nonrecourse Deductions for each fiscal year shall be allocated to the Member who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable in accordance with Regulation Section 1.704-2(i)(1).

            5.5 Regulatory Allocations. The allocations set forth in Section 5.4 hereof (the "Regulatory Allocations") are intended to comply with certain requirements of Regulation Section 1.704-l(b) and 1.704-2. The Regulatory Allocations may not be consistent with the manner in which the Board intends to divide Company Distributions. Accordingly, the Board, on advice of tax counsel or independent accountant to the Company, is hereby authorized to allocate Profits, Losses, and other items among the Members so as to prevent the Regulatory Allocations from distorting the manner in which Company Distributions will be made among the Members pursuant to Sections 5.1 and 9.3 hereof. In general, the Members anticipate that this will be accomplished by specially allocating other Profits, Losses, and items of income, gain, loss, and deduction among the Members so that the net amount of the Regulatory Allocations and such special allocations (after taking into account future Regulatory Allocations) to each such Member is zero. However, the Board shall have discretion to accomplish this result in any reasonable manner permitted under Regulation Section 1.704-1(b).

            5.6 Other Allocations Rules. Except as otherwise provided in this Agreement, all items of Company income, gain, loss, deduction and any other allocations not otherwise provided for shall be allocated among the Members in the same proportions as they share Profits or Losses, as the case may be, for the year.

            5.7 Tax Allocations: Code Section 704(c). Income, gain, loss and deduction with respect to Company property shall be allocated among the Members for federal income tax purposes in accordance with the principles of Section 704(c) of the Code and Regulation Section 1.704-3 promulgated thereunder so as to take into account the variation, if any, between the adjusted tax basis of such property and its Gross Asset Value. Any allocation required by Code Section 704(c) shall be made using the "traditional method" as described in Regulation
Section 1.704-3(b). Allocations pursuant to this Section 5.7 are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member's Capital Account or share of Distributions.

            5.8 Tax Elections. The Board may in its discretion elect in accordance with Section 754 of the Code to adjust the basis of the assets of the Company for Federal income tax purposes in the event of a distribution of Company property as described in Section 743 of the Code or a transfer by any Member of such Member's Membership Interest as described in Section 743 of the Code; provided, however, that the Company shall make such election if requested by the estate of GF. The Board may make such other tax elections as it determines from time to time .

            5.9 Transfers. If any Membership Interest is transferred pursuant to and in compliance with Article 7 hereof, Profits and Losses and other items allocable to the transferred Membership Interest shall be divided and allocated between the transferor and the transferee by taking into account their varying interest during the relevant period in accordance with Section 706(d) of the Code using any conventions permitted by law and reasonably selected by the Board.

                                    ARTICLE 6

                      BOOKS AND RECORDS; REPORTS; ACCOUNTS

            6.1 Books and Records. True and correct books of account with respect to the operations of the Company shall be kept at the principal place of business of the Company. The Board shall be responsible for keeping the books of account. The Company shall also maintain at its principal place of business the following records: (a) a current list of the full name and last known business address of each Member set forth in alphabetical order, (b) a copy of the Certificate of Formation and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed, (c) copies of the Company's Federal, state and local income tax returns and reports, if any, for the three most recent years and (d) copies of any then effective operating agreements and of any financial statements of the Company for the three most recent years.

            Any Member shall have the right to examine, or have such Member's duly authorized representative examine, the books of account of the Company and such other information reasonably related to such Member's Membership Interest, and such books shall be available at any reasonable time at the office at which those books are maintained.

            6.2 Accounting Basis and Fiscal Year. The Company's books shall be kept on the accrual method of accounting. The fiscal year of the Company shall be the calendar year, except as otherwise required by the Code.

            6.3 Tax Returns. The Board, at the Company's expense, shall prepare or cause to be prepared and shall file on or before the due date (or any extension thereof) any Federal, state or local tax returns required to be filed by the Company. Also within 60 days after the end of each fiscal year or as soon thereafter as practicable, the Company shall furnish each Member with such information as may be needed to enable each Member to file such Member's Federal income tax return and any required state and local income tax return. Notwithstanding anything in this Agreement to the contrary, GF shall be provided with a copy of any federal, state or local income tax return at least fifteen
(15) days prior to the filing thereof, for his review and comment.

            6.4 Tax Matters Member. Pursuant to Section 6231(a)(7)(A) of the Code, MM is hereby designated as the Tax Matters Member of the Company for all purposes of the Code and for the corresponding provision of any state or local statute. Each of the Members hereby consents to such designation and agrees to take any such further action as may be required by Regulations or otherwise to effectuate such designation. The Tax Matters Member is authorized and required to represent the Company (at the Company's expense) in connection with all examinations of the Company's affairs by any tax authorities, including resulting judicial and administrative proceedings, and to expend Company funds for professional services and costs associated therewith. The decisions of the Tax Matters Member shall be final and binding as to all Members except to the extent that any Member files a statement not to be bound by a settlement pursuant to Code Section 6224(c)(3); provided, however, that the Tax Matters Member shall periodically advise and consult with GF (or his duly authorized representatives) as to such matters as the status and nature of the controversy with such tax authorities and the appropriate approach for dealing with such controversy, and provided, further, that the Tax Matters Member shall not undertake to litigate or settle any tax controversy without first consulting with GF (or his duly authorized representatives).

                                    ARTICLE 7

                             TRANSFERS OF INTERESTS

            7.1 Transfers of Membership Interests. No Member may sell, transfer, assign or otherwise Dispose (as the case may be, a "Transfer") the whole or any part of such Member's Membership Interest (including, but not limited to, the right to receive any Distributions under this Agreement) without the written consent of the Board; provided, however, that an exchange of Membership Interests in accordance with the provisions of the Investor Rights Agreement shall not constitute a Transfer of Membership Interests for purposes hereof. Any Transfer of any Membership Interest in violation of this Article 7 shall be null and void and of no effect for any purpose.

            7.2 Certain Transfers by the Members. Notwithstanding anything to the contrary contained in this Agreement, any Member may, without obtaining the prior written consent of the Board, Transfer all or any portion of such Member's Membership Interest to any of such Member's Related Transferees; provided that such Related Transferee shall first execute and deliver to the transferring Member and the Company a written consent to be bound by all of the provisions of this Agreement as though such Related Transferee were the transferring Member. In the event of any Transfer by a Member to such Member's Related Transferees of all or any portion of such Member's Membership Interests (or in the event of any subsequent Transfer by any such Related Transferee to another Related Transferee of such Member), such Related Transferees shall receive, hold and vote said Membership Interests subject to the terms of this Agreement and the rights and obligations hereunder of the Member from whom such Membership Interests were originally Transferred as though said Membership Interests were still owned by such Member, and such Member (together with all of such Member's Related Transferees) shall continue to be deemed a single Member for all purposes of this Agreement. There shall be no further Transfer of such Membership Interests by a Related Transferee except between and among such Related Transferee, the Member to which such Related Transferee is "Related" and another Related Transferee of such Member, or except as is otherwise expressly permitted by this Agreement or to which the Company has given its prior written consent.

            7.3 Substitute Members. The transferee of a Membership Interest transferred pursuant to this Article 7 shall be admitted as a substitute member of the Company with respect to such transferred Membership Interest at the time such admission is reflected in the records of the Company and such transferee shall have the right to be admitted as a substitute Member only if (a) the Transfer is in accordance with this Article 7, (b) the transferring Member so provides in an instrument of assignment, (c) the transferee agrees in writing to be bound by the terms of this Agreement and (d) the transferee pays the reasonable costs incurred by the Company in preparing and recording any necessary amendments to this Agreement and the Certificate of Formation, unless the Board consents to waiving such costs.

            7.4 Pledges of Membership Interests. No Member shall pledge or otherwise encumber such Member's Membership Interest, unless a Supermajority in Interest shall consent in writing to such pledge or encumbrance, which consent may be granted or withheld in each Member's sole and absolute discretion. Any purported pledge of or other encumbrance on a Membership Interest which is not in compliance with this Agreement shall be null and void and of no force or effect whatsoever.

                                    ARTICLE 8

                     LIABILITY; EXCULPATION; INDEMNIFICATION

            8.1 Liability. Except as otherwise specifically provided herein, or under the Act or any other applicable law, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and no Member or Manager shall be obligated personally or individually for any such debt, obligation or liability of the Company solely by reason of being a Member or a Manager; provided that a Member shall be required to return to the Company any Distribution made to such Member in clear and manifest accounting or similar error. The immediately preceding sentence shall constitute a compromise to which all Members have consented within the meaning of the Act. Notwithstanding anything contained herein to the contrary, the failure of the Company to observe any formalities or requirements relating to the exercise of its powers or management of its business and affairs under this Agreement or the Act shall not be grounds for imposing personal or individual liability on the Members for liabilities of the Company.

            8.2 Exculpation. No Member, Manager, or officer, employee, or other agent of the Company (including a Person having more than one such capacity) (each, a "Covered Person") shall be liable to the Company or any Member for any loss, liability, damage or claim incurred by reason of any act or omission performed or omitted by such Covered Person in good faith on behalf of the Company, except for any such act or omission that constituted gross negligence or willful misconduct. Whenever any Covered Person acts in accordance with the standard set forth in the immediately preceding sentence, such Person shall not be subject to any other or different standard imposed by this Agreement or any relevant provisions of law or in equity or otherwise. A Covered Person shall be fully protected in relying in good faith upon the records of the Company and upon such information, opinions, reports or statements presented to the Company by any person or entity as to matters the Covered Person reasonably believes are within such Person's or entity's professional or expert competence. The provisions of this Agreement, to the extent they restrict the duties and liabilities of a Covered Person otherwise existing at law or in equity in the absence of this Agreement, are agreed by the Members to replace such other duties and liabilities of such Covered Person.

            8.3 Indemnification by Company. Any Person who was or is a Member or a Manager or an officer, employee, or other agent of the Company, or was or is serving at the request of the Company as a director, officer, employee, or other agent of another limited liability company, corporation, partnership, joint venture, trust, or other enterprise (each, an "Indemnified Party", and collectively, the "Indemnified Parties") shall, in accordance with this Article 8, be indemnified and held harmless by the Company from and against any and all losses, claims, damages, liabilities, expenses (including reasonable legal and other professional fees and disbursements), judgments, fines, settlements, and other amounts incurred (collectively, the "Indemnification Obligations") in connection with any and all claims, demands, actions, suits or proceedings (civil, criminal, administrative or investigative), actual or threatened, in which such Indemnified Party may be involved, as a party or otherwise, by reason of such Indemnified Party's service to, or on behalf of, or management of the affairs of, the Company, or rendering of advice or consultation with respect thereto, whether or not the Indemnified Party continues to be serving in the above-described capacity at the time any such Indemnification Obligation is paid or incurred. Notwithstanding the foregoing, no indemnification shall be provided by the Company with respect to any Indemnification Obligation that resulted from action or inaction of such Indemnified Party that, in each case, constituted gross negligence or willful misconduct. The Company shall also indemnify and hold harmless each Indemnified Party from and against any Indemnification Obligation suffered or sustained by such Indemnified Party by reason of any action or inaction of any employee, broker or other agent of such Indemnified Party, whether or not the Indemnified Party continues to be serving in the above-described capacity at the time any such Indemnification Obligation is paid or incurred; provided that such employee, broker or agent was selected, engaged or retained by such Indemnified Party with reasonable care. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not, of itself, create a presumption that such Indemnification Obligation resulted from the gross negligence or willful misconduct of such Indemnified Party.

Expenses (including reasonable legal and other professional fees and disbursements) incurred in any proceeding will be paid by the Company, as incurred, in advance of the final disposition of such proceeding upon receipt of an undertaking by or on behalf of such Indemnified Party to repay such amount if it shall ultimately be determined that such Indemnified Party is not entitled to be indemnified by the Company as authorized hereunder.

            8.4 Indemnification Not Exclusive. The indemnification provided by
Section 8.3 hereof shall not be deemed to be exclusive of any other rights to which an Indemnified Party may be entitled under any agreement, or as a matter of law, or otherwise, both as to action in such Indemnified Party's official capacity and to action in another capacity, and shall continue as to any Indemnified Party who has ceased to have an official capacity for acts or omissions during such official capacity or otherwise when acting at the request of the Company, or any Person granted authority thereby, and shall inure to the benefit of the heirs, successors and administrators of such Indemnified Party.

            8.5 Insurance on Behalf of Indemnified Party. The Company shall have the power but not the obligation to purchase and maintain insurance on behalf of each Indemnified Party, at the expense of the Company, against any liability which may be asserted against or incurred by such Indemnified Party in any such capacity, whether or not the Company would have the power to indemnify the Indemnified Parties against such liability under the provisions of this Agreement.

            8.6 Indemnification Limited by Law. Notwithstanding any of the foregoing to the contrary, the provisions of this Article 8 shall not be construed so as to provide for any indemnification for any liability to the extent (but only to the extent) that such indemnification would be in violation of applicable law or that such liability may not be waived, modified or limited under applicable law, but shall be construed as to effectuate the provisions of this Article 8 to the fullest extent permitted by law.

                                    ARTICLE 9

                           DISSOLUTION AND TERMINATION

            9.1 Events of Dissolution. The Company shall be dissolved upon the earliest to occur of either of the following events:

              (a) the agreement of the Board and a Supermajority in Interest; or

              (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

            Dissolution of the Company shall be effective on the day the event occurs giving rise to the dissolution, but the Company shall not terminate until the Certificate of Formation of the Company has been cancelled and the assets of the Company have been distributed as provided herein.

            9.2 Limited Return of Capital Contributions Upon Dissolution. Each Member shall look solely to the assets of the Company for all Distributions with respect to the

Company and such Member's Capital Contribution, and shall have no recourse therefor (upon dissolution or otherwise) against any Member. Notwithstanding the dissolution of the Company, the business of the Company and the affairs of the Members, as such, shall continue to be governed by this Agreement until termination of the Company, as provided in this Agreement. Upon dissolution of the Company, a liquidator appointed by the Board shall liquidate the assets of the Company, apply and distribute the proceeds thereof (or, if determined by the Board, make Distributions in kind) as contemplated by this Agreement and cause the cancellation of the Company's Certificate of Formation.

            9.3 Distributions Upon Liquidation. (a) Upon dissolution of the Company, the liquidator appointed pursuant to Section 9.2 hereof, as applicable, shall liquidate the assets of the Company as promptly as is consistent with obtaining the fair value thereof, and apply and distribute the proceeds thereof:

                 (i) First, to creditors, in the order of priority provided by law;

                 (ii) Second, to the establishment of any reserves for contingencies which the liquidator may consider necessary;

                 (iii) Third, to the Members in accordance with their respective positive Capital Account balances.

              (b) Notwithstanding the foregoing, in the event the liquidator shall reasonably determine that an immediate sale of part or all of the Company assets would cause undue loss to the Members, the liquidator, in order to avoid such loss, may, after giving notice to all the Members, to the extent not then prohibited by the limited liability company law of any jurisdiction in which the Company is then formed or qualified and applicable in the circumstances, defer liquidation of and withhold from distribution for a reasonable time any assets of the Company except those necessary to satisfy the Company's debts and obligations.

              (c) After the proceeds of the liquidation of the assets of the Company have been distributed (which shall occur as soon as practical), the liquidator shall cause the Certificate of Formation of the Company to be cancelled.

              (d) If the Board determines that any assets should be distributed in kind, such assets shall be distributed to the Members in the same amounts, sequence and priority as if such Distribution were made in cash rather than in kind; provided, however, that upon the occurrence of any of the events specified in Section 11(i)-(iv) of the Assignment Agreement (i.e., bankruptcy dissolution), GF and GFPI in accordance with the Assignment Agreement shall receive a distribution of the Foreman Assets, pro rata in proportion to their respective Company Percentages. Such assets as are distributed in kind shall be valued at their fair market value, and the difference between such value and the Gross Asset Value of such assets shall be treated as gain or loss, as the case may be, from the disposition of such assets for purposes of computing Profits or Losses.

            9.4 Final Accounting. Upon the dissolution of the Company a proper accounting shall be made by the Company's accountants from the date of the last previous accounting to the date of dissolution.

                                   ARTICLE 10

                                  MISCELLANEOUS

            10.1 Notices. Any notices, elections or demands permitted or required to be made under this Agreement shall be in writing, signed by the Member giving such notice, election or demand, shall be sent by personal delivery, nationally recognized overnight courier service or telecopier and addressed: (i) if to the Company, to c/o MM Companies, Inc., 100 N. Wilkes-Barre Blvd., 4th Floor, Wilkes-Barre, Pennsylvania 18702, or to such other address as may be supplied by written notice given in conformity with the terms of this
Section 10.1; and (ii) if to a Member, at the last address recorded for such Member on the books and records of the Company. All notices shall be deemed to have been delivered on the date of their delivery if personally delivered or if transmitted by telecopier (provided receipt of such transmission is confirmed; if not transmitted on a business day, such notice shall be deemed to have been delivered on the first business day after such transmission) or on the first business day after deposit with the courier service if delivered by courier.

            10.2 Amendments. This Agreement may be amended only by a written document approved by and duly executed by Supermajority in Interest, subject to the condition that such amendment shall not increase the Capital Contribution of any Member or adversely affect any Distribution or allocation to any Member without such Member's written consent.

            10.3 Company Property. The Company's property shall consist of all its assets and funds. Title to the Company's property may be taken and held only in the name of the Company or in such other name or names as shall be determined by the Board; provided, however, that if title is held other than in the name of the Company, the Person or Persons who hold title shall certify by instrument duly executed and acknowledged, in form for recording or filing, that title is held as nominee and/or trustee for the benefit of the Company pursuant to the terms of this Agreement and an executed copy of such instrument shall be delivered to each Member. All property now or hereafter owned by the Company shall be deemed owned by the Company as an entity and no Member, individually, shall have any ownership of such property.

            10.4 Partition. No Member or any successor-in-interest to any Member shall have the right while this Agreement remains in effect to have any Company assets partitioned, and each Member, on behalf of itself, such Member's successors, representatives, heirs and assigns, hereby waives any such right. It is the intention of the Members that during the term of this Agreement the rights of the Members and their successors-in-interest, as among themselves, shall be governed by the terms of this Agreement, and that the rights of any Member or successor-in-interest to assign, transfer, sell or otherwise Dispose of any interest in the Company shall be subject to the limitations and restrictions of this Agreement.

            10.5 Reimbursements. The Company shall reimburse each Manager for all ordinary and necessary out-of-pocket expenses reasonably incurred by such Manager on behalf of the Company. Such reimbursement shall be treated as an expense of the Company and shall not be deemed to constitute a distributive share of profits or a distribution or return of capital to any Manager who is also a Member.

            10.6 No Waiver. The failure of any Member to insist upon strict performance of a covenant under this Agreement or of any obligation under this Agreement, irrespective of the length of time for which such failure continues, shall not be a waiver of that Member's right to demand strict compliance in the future. No consent or waiver, express or implied, to or of any breach or default in the performance of any obligation under this Agreement shall constitute a consent or waiver to or of any other breach or default in the performance of the same or any other obligation under this Agreement. No waiver or consent shall be effective unless in writing.

            10.7 Entire Agreement. This Agreement constitutes the full and complete agreement of the parties to this Agreement with respect to the subject matter of this Agreement and all other agreements or understandings, whether written or oral, are hereby superseded.

            10.8 Captions. The titles or captions of Articles or Sections contained in this Agreement are inserted only as a matter of convenience and for reference, are not a part of this Agreement, and in no way define, limit, extend or describe the scope of this Agreement or the intent of any provision of this Agreement.

            10.9 Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall for all purposes constitute one agreement, binding on all the Members, notwithstanding that all Members have not signed the same counterpart.

            10.10 Severability. In case any of the provisions contained in this Agreement or any application of any of those provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Agreement and other applications of those provisions shall not in any way be affected or impaired thereby.

            10.11 Applicable Law. This Agreement and the rights and obligations of the parties under this Agreement shall be governed by and interpreted, construed and enforced in accordance with the law of the State of Delaware (without regard to conflict of laws principles).

            10.12 Rights of Creditors and Third Parties. This Agreement is entered into among the Members for the exclusive benefit of the parties to this Agreement. This Agreement is expressly not intended for the benefit of any creditor of the Company or of any Member or any other Person other than the parties to this Agreement. No such creditor or other Person shall have any rights under this Agreement or any agreement between the Company and any Member with respect to any Capital Contribution, any Member's Membership Interest in the Company or otherwise. This Agreement shall be binding upon and shall inure to the benefit of the parties to this Agreement and their respective heirs, personal representatives, executors, successors and permitted assigns. No party to this Agreement may assign, transfer or otherwise Dispose of this Agreement or any interest in this Agreement or any right, remedy, duty or obligation under this Agreement whether voluntarily, involuntarily, by operation of law or otherwise, except to the extent specifically provided in Article 7 hereof with respect to the Disposition of a Member's Membership Interest in the Company.

            10.13 Consent to Jurisdiction and Service of Process. Each party hereto irrevocably submits to the co-exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of

New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on each party hereto anywhere in the world by the same methods (other than by telecopier) as are specified for the giving of notices under this Agreement. Each of the parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            10.14 Rights and Remedies Cumulative. The rights and remedies provided by this Agreement are cumulative and the use of any one right or remedy by any party shall not preclude or waive the right to use any or all other remedies. Such rights and remedies are given in addition to any other rights the parties may have by law, statute, ordinance or otherwise.

            10.15 Specific Performance. The parties acknowledge that they will be irreparably damaged if the provisions of this Agreement are not specifically enforced. Should any controversy arise concerning a breach of any provision of this Agreement, an order or injunction may be issued restraining the breach pending the determination of such controversy (without the requirement of posting a bond or indemnity), and the resolution of the controversy shall be enforceable in a court of equity by a decree of specific performance. Notwithstanding Section 10.13 hereof, each party shall be permitted to enforce specifically the terms and provisions hereof in any court of the United States or any state thereof or any other court having jurisdiction, this being in addition to any other remedy to which such party may be entitled at law or in equity or otherwise.

            10.16 Further Assurances. Each Member shall execute and deliver such documents, instruments and agreements and take such further actions as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby, and each of the parties hereto shall cooperate with each other in connection with the foregoing.

            10.17 Certain Interpretive Matters.

              (a) Unless the context otherwise requires, (i) "or" is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require and (iv) the word "including" shall mean "including without limitation."

              (b) No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof and no rule of strict construction will be applied against any party hereto.

            10.18 Waiver of Jury Trial. THE PARTIES IRREVOCABLY AND UNCONDITIONALLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL

RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, INCLUDING WITHOUT LIMITATION, ANY COUNTERACTION OR COUNTERCLAIM, WHETHER IN CONTRACT, STATUTE, TORT (INCLUDING, WITHOUT LIMITATION, NEGLIGENCE) OR OTHERWISE.

            10.19 Confidentiality.

              (a) To the extent that, in connection with this Agreement or the transactions contemplated hereby, any Member comes into possession of any proprietary or confidential information of the Company ("Confidential Information"), such Member agrees not to disclose such Confidential Information to any third party without the prior consent of a Supermajority in Interest. Each Member shall maintain the Confidential Information of the Company in confidence using at least the same degree of care as it employs in maintaining in confidence such Member's own proprietary and confidential information, but in no event less than a reasonable degree of care.

              (b) Confidential Information shall not include information that
(i) shall have otherwise become publicly available other than as a result of disclosure by the Member in breach hereof, (ii) was disclosed to the Member on a non-confidential basis from a source other than the Company, which the Member believes is not prohibited from disclosing such information as a result of an obligation in favor of the Company, (iii) is developed by the Member independently of, or was known by the Member prior to, any disclosure of such information made by the Company, (iv) is required to be disclosed by order of a court of competent jurisdiction, administrative agency or governmental body, or by any law, rule or regulation, or by subpoena, summons or any other administrative or legal process, or by applicable regulatory standards, or (v) is disclosed with the written consent of the Company.

                  [Remainder of Page Intentionally Left Blank]

            IN WITNESS WHEREOF, this Agreement has been executed as of the 15th day of August, 2005.


                                       MM COMPANIES, INC.


                                       By:
                                          ---------------------------------
                                          Name: Efrem Gerszberg
                                          Title: President



                                      GEORGE FOREMAN


                                      -------------------------------------
                                      George Foreman



                                      GEORGE FOREMAN PRODUCTIONS, INC.


                                      By:
                                          ---------------------------------
                                          Name:
                                          Title:

                                   Schedule A
                                   ----------

                                     Members
                                     -------


                                                          Initial Capital
           Name                      Address                Contribution
           ----                      -------                ------------

MM Companies, Inc.          100 N. Wilkes-Barre Blvd.   $3,500,000 Promissory
                            4th Floor                     Note; $500,000 cash
                            Wilkes-Barre,  PA 18702

George Foreman              [ADDRESS]                   85% of the Foreman
                                                          Assets with a value
                                                          equal to $1,830,769.10

George Foreman              c/o George Foreman          15% of the Foreman
 Productions, Inc           [ADDRESS]                     Assets with a value
                                                          equal to $323,076.90

                                   Schedule B
                                   ----------

                                    Officers
                                    --------


                  Seymour Holtzman:       Chief Executive Officer

                  Efrem Gerszberg:        President

                  George Foreman, Jr.:    Senior Executive Vice President

                  George Foreman III:     Executive Vice President

                                                                       Exhibit A
                                                                       ---------

                              Assignment Agreement
                              --------------------

                                                                       Exhibit B
                                                                       ---------

                               Services Agreement
                               ------------------